UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 13, 2019
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NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

2980 Fairview Park Drive, Falls Church, Virginia 22042
(Address of principal executive offices) (Zip code)

(703) 280-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 13, 2019, the Compensation Committee and the Board of Directors of Northrop Grumman Corporation (the “Company”) approved the following compensation-related actions for the Company's named executive officers.

•
Approved the 2019 goals under the Incentive Compensation Plans (the "ICP"). The financial metrics selected for inclusion in the ICP (and their relative weightings) are as follows: cash flow from operations (35%); segment operating income growth (35%); net income growth* (15%); and operating margin rate* (15%).

•
Awarded Restricted Performance Stock Rights ("RPSR") for the performance period 2019-2021 and approved the metrics for such RPSR awards (and their relative weightings), which will be measured in terms of cumulative free cash flow (1/3); operating return on net assets (1/3); and relative total shareholder return (1/3). The Board of Directors also approved the award of Restricted Stock Rights ("RSR") that will vest on February 13, 2022. Of the awards granted, 70% were comprised of RPSRs and 30% were comprised of RSRs. Similar to prior years, the Compensation Committee did not award any stock options. Other than as described above, there is no material change from 2018 in the terms of the 2019 RPSR and RSR awards for the named executive officers.

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* Adjusted for net pension, purchased intangible amortization and certain other merger-related items.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey Corporate Vice President and Secretary

Date: February 19, 2019

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